Exhibit 99.1
For further information, contact:
Ashley M. Ammon
Integrated Corporate Relations for TRM Corporation
Office: (203) 682-8200
TRM Corporation Promotes Richard Stern
to Chief Operating Officer
Portland, Oregon: November 14, 2006 – TRM Corporation (NASDAQ: TRMM) announced today that it has appointed Richard Stern to the position of Chief Operating Officer, effective immediately. Mr. Stern joined TRM Corporation on October 1, 2006 as Executive Vice President of Corporate Operations. He is a former General Manager / Vice President with American Tower Corp, where he ran the Company’s rooftop management and in building distributor antennae business.
“We are glad to expand Richard’s responsibilities in his new role as Chief Operating Officer. His proven leadership and past experience lend well to our current plan to restructure the business in the near term,” stated Jeff Brotman, CEO of TRM Corporation.
About TRM
TRM Corporation is a global consumer services company that provides convenience ATM and photocopying services in high-traffic consumer environments. TRM’s ATM and copier customer base is widespread, with retailers throughout the United States and an extensive network of ATM and copier units worldwide. TRM has the second largest non-bank ATM network in the United States and the United Kingdom, as well as ATM locations throughout Canada, Northern Ireland and Germany.
FORWARD LOOKING STATEMENTS
Statements made in this news release that are not historical facts are forward-looking statements. Actual results may differ materially from those projected in any forward-looking statement. Specifically, there are a number of important factors that could cause actual results to differ materially from those anticipated in the forward-looking statements, such as consumer demand for our services; access to capital; maintaining satisfactory relationships with our banking partners; technological change; our ability to control costs and expenses; competition and our ability to successfully implement our planned growth. Additional information on these factors, which could affect our financial results, is included in our SEC filings. Finally, there may be other factors not mentioned above or included in our SEC filings that could cause actual results to differ materially from those contained in any forward-looking statement. Undue reliance should not be placed on any forward-looking statement, which reflects management’s analysis only as of the date of the statement. We assume no obligation to update any forward-looking statements as a result of new information, future events or developments, except as required by federal securities laws.
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